EXHIBIT B

                             ARTICLES SUPPLEMENTARY
                             ----------------------

          RECLASSIFYING 2,142,857 SHARES OF COMMON STOCK INTO SERIES B
                     CONVERTIBLE CUMULATIVE PREFERRED STOCK

                            PARKWAY PROPERTIES, INC.


         Parkway Properties, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland DOES HEREBY CERTIFY TO THE STATE DEPARTMENT OF ASSESSMENT AND TAXATION OF MARYLAND THAT:

         FIRST: Pursuant to authority granted to and vested in the Board of Directors of the Corporation (the "Board") by Article V, Section 3 the Charter of the Corporation (the "Charter"), and pursuant to the provisions of Section 2-208 of the Maryland General Corporation Law (the "M.G.C.L."), the Board, by unanimous written consent dated October 4, 2000, regarding the possible sale and issuance by the Corporation of convertible preferred stock, adopted resolutions duly classifying 2,142,857 shares of Common Stock, par value $.001 per share (the "Common Stock") of the Corporation into a new series of preferred stock to be designated as "Series B Convertible Cumulative Preferred Stock, par value $.001 per share", of the Corporation (the "Series B Preferred Stock") and has provided for the issuance of such shares;

         SECOND: The classification provides that the number of shares classified as Series B Preferred Stock shall be 2,142,857 shares. Such classification decreases the number of shares classified as Common Stock from 67,240,000 shares immediately prior to the reclassification to 65,097,143 shares immediately after such classification.

         THIRD: The terms of the Series B Preferred Stock set forth in Article Fourth hereof shall become Article V, Section 7 of the Charter.

         FOURTH: Subject to the provisions of Article V, Section 2, of the Charter with respect to Excess Stock, the following is a description of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock of the Corporation:

         Section 1.     Series B Preferred Stock - Designation, Amount and Rank.
                        -------------------------------------------------------
This series of preferred stock is designated as Series B Convertible Cumulative Preferred Stock, par value $.001 per share. The number of shares constituting the Series B Preferred Stock shall be 2,142,857. The Series B Preferred Stock, both as to payment of dividends and to distribution of assets upon redemption of


                                                          Articles Supplementary
such shares or liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank senior to the Common Stock and pari passu with (i) the Corporation's 8.75% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"), (ii) any class or series of preferred stock with an aggregate liquidation preference of up to $35,000,000 that the Corporation is permitted to issue pursuant to Section 4(n) hereof, and (iii) any other class or series of preferred stock approved by the holders of the Series B Preferred Stock as provided for in these Articles Supplementary (collectively, the "Parity Stock").

         Section 2.     Series B Preferred Stock -- Dividend Rights.
                        -------------------------------------------

         (a)  General.  Subject  to  Section  9, and in  addition  to any  other
              -------
dividends provided for herein, the Corporation shall pay in cash, when, as and if declared by the Board, out of funds legally available therefor as provided by the M.G.C.L. ("Legally Available Funds"), dividends at the quarterly rate equal to the Applicable Dividend Rate (as defined below) per issued and outstanding share of Series B Preferred Stock, per quarter. Such dividends shall be cumulative and payable (if declared) quarterly on each January 15, April 15, July 15 and October 15, with respect to the prior quarter, commencing October 15, 2000 (except that if such date is not a Business Day (as defined below), then such dividend will be payable on the next succeeding Business Day) to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared no more than thirty (30) days prior to the date fixed for payment thereof. Dividends shall begin to accrue and be cumulative from the date of issuance of such share of Series B Preferred Stock to and including the first to occur of (i) the date on which the Liquidation Value (as defined herein) of such share of Series B Preferred Stock or Put Payment (plus all accrued and unpaid dividends thereon whether or not declared) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Series B Preferred Stock by the Corporation, (ii) the date on which such shares of Series B Preferred Stock are converted into shares of Common Stock hereunder (on which date all accrued and unpaid dividends thereon whether or not accrued shall be paid), or (iii) the date on which such share is otherwise acquired and paid for by the Corporation.

         (b)  Cumulative  Dividends.  Each  of such  dividends  shall  be  fully
              ---------------------
cumulative, to the extent not previously paid. Dividends not paid in full on the dates set forth above (whether or not declared) shall accrue at the Applicable Dividend Rate stated as a percentage equivalent to the Applicable Dividend Rate divided by $34.30, compounded quarterly until such dividends are paid. Any dividend payment with respect to the Series B Preferred Stock shall first be credited against any prior accrued and unpaid dividends. No dividends shall be set apart for or paid upon the Common Stock or any other shares of stock ranking junior to the Series B Preferred Stock unless all such cumulative dividends on the Series B Preferred Stock have been paid in full or declared and set aside for payment. Dividend payments shall be made pari passu with the dividend payments on the Parity Stock.

         (c)  Applicable  Dividend  Rate.  With respect to any share of Series B
              --------------------------
Preferred Stock then issued and outstanding the "Applicable Dividend Rate" per fiscal quarter shall be the greater of (i) the quarterly dividend payable for the applicable quarter per share of Common Stock into which the Series B Preferred Stock are convertible or (ii) $.73. Dividends payable on the Series B Preferred Stock shall be pro rated for the actual number of days in any partial quarter, calculated on the basis of a calendar quarter.


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                                                          Articles Supplementary

         (d) Pro Rata  Distribution.  All  dividends  paid with  respect  to the
             ----------------------
Series B Preferred Stock pursuant to this Section 2 shall be paid pro rata in respect of each share of Series B Preferred Stock entitled thereto. In the event that the Legally Available Funds available for the payment of dividends shall be insufficient for the payment of the entire amount of dividends payable with respect to the Series B Preferred Stock on any date on which the Board has declared the payment of a dividend or otherwise, the amount of any available surplus shall be allocated for the payment of dividends with respect to the Series B Preferred Stock and any other shares of capital stock that are ranked pari passu as to dividends pro rata based upon the amount of accrued and unpaid dividends of such shares of capital stock.

         (e) Business Day. For purposes  hereof,  the term  "Business Day" shall
             ------------
mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

         Section 3.     Series  B Preferred Stock  --  Certain Restrictions. (a)
                        ---------------------------------------------------
Unless the dividends (including accrued and unpaid dividends in arrears whether or not declared) described above in Section 2, which but for the insufficiency of Legally Available Funds should have been paid, have been paid in full or declared and set apart for payment, the Corporation shall be prohibited from paying dividends on, making any other distributions on, or redeeming or purchasing or otherwise acquiring for consideration any capital stock of the Corporation (without regard to its rank, either as to dividends or upon liquidation, dissolution or winding up), other than (i) any series of preferred stock of the Corporation which ranks pari passu with the Series B Preferred Stock, all of which payments shall be made pari passu with the Series B Preferred Stock or (ii) shares of preferred stock of the Corporation that rank senior to the Series B Preferred Stock, in each case under clause (i) or (ii) if the issuance of such preferred stock (other than Series A Preferred Stock or preferred stock ranking pari passu with the Series B Preferred Stock up to an aggregate liquidation preference of $35,000,000 that the Corporation is permitted to issue pursuant to Section 4(n) hereof) has been approved by the holders of a majority of the Series B Preferred Stock.

         (b) The Corporation shall not permit any subsidiary or subpartnership of the Corporation to purchase or otherwise acquire for consideration or make any payment with respect to any shares of capital stock of the Corporation if the Corporation is prohibited from purchasing or otherwise acquiring for consideration or making any payment with respect to such shares at such time and in such manner pursuant to Section 3(a).

         Section 4.     Series B Preferred Stock -- Voting Rights.
                        -----------------------------------------

         (a)  General.  Except as limited or  provided by law the holders of the
              -------
Series B Preferred Stock shall be entitled (i) to vote or consent on all matters submitted to the holders of Common Stock together with the holders of the Common Stock as a single class and (ii) to vote or consent on all matters affecting the Series B Preferred Stock as a separate class.

         (b)  Calculation  of Votes  When  Voting  With  Common  Stock.  For the
              --------------------------------------------------------
purposes of calculating the votes cast for a particular matter when voting or consenting pursuant to Section 4(a), each share of Series B Preferred Stock will entitle the holder thereof to one vote for each share of Common Stock into which such share of Series B Preferred Stock is convertible as provided in Section


                                     - 3 -
                                                          Articles Supplementary

7(c) herein as of the record date for such vote or consent or, if no record date is specified, as of the date of such vote or consent.

         (c) Section 4(c)  Director.  (i) In addition to the other voting rights
             ----------------------
described herein, the number of directors constituting the Board shall be automatically increased by one (1) member to be elected by the holders of the Series B Preferred Stock so long as Five Arrows Realty Securities III L.L.C. and its Affiliates and/or one or more of their respective members or partners, beneficially own in the aggregate (A) at least fifty percent (50%) of the outstanding Series B Preferred Stock or (B) an amount of voting securities of the Corporation which, if converted into shares of Common Stock, would exceed 10% of the outstanding Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Corporation (such amount as set forth in clauses (A) and (B) above, the "Minimum Threshold").

         (ii) The position on the Board established pursuant to Section 4(c)(i) shall remain available until the Minimum Threshold fails to be satisfied.

         (iii) Any director elected pursuant to Section 4(c)(i) shall have the right to be a full voting member of any and all committees of the Board.

         (iv) Any director elected pursuant to Section 4(c)(i) shall be deemed to have resigned upon the position created hereby no longer being available.

         (v) The term "Affiliate" means Rothschild Realty Inc. and each member of Five Arrows Realty Securities III L.L.C. The term "Regular Quarterly Dividend" means any cash dividend or dividends paid in any calendar quarter that do not in the aggregate exceed the Corporations reported Funds From Operations (as defined by the National Association of Real Estate Investment Trusts, including amendments to the definition after the date hereof) for the quarter relating to such dividend.

         (d) Section 4(d) Directors.  (i) In addition to the other voting rights
             ----------------------
described herein and the increase in the number of directors constituting the Board as described in Section 4(c) above, the number of directors constituting the Board shall be automatically increased by one (1) member upon the first of the following to occur: (I) the Corporation's failure to pay, or its determination that it is not likely to pay, Regular Quarterly Dividends on its Common Stock aggregating at least $2.20 per share (adjusted to reverse the effect of any event set forth in Section 7 herein that would require an adjustment to the Conversion Price) for any four consecutive quarters (a "Dividend Reduction Event"); (II) the Corporation's failure to pay in full (after payment of all previously accrued and unpaid dividends) the quarterly dividend payable hereunder (whether or not declared) at any time in respect of the Series B Preferred Stock (a "Dividend Payment Default"); (III) the Corporation's failure to maintain an Income to Debt Ratio (as defined below) of at least 1.50 to 1.0 for three consecutive quarterly periods (a "Financial Ratio Event"), or (IV) the Corporation being in default (which in the case of a non-monetary default shall mean that such default remains unremedied after thirty days) under the terms of any credit facility or loan documentation to which it or the Operating Partnership or any of their respective subsidiaries is a party (a "Credit Default Event").


                                     - 4 -
                                                          Articles Supplementary

         (ii) The position on the Board created pursuant to Section 4(d)(i) shall terminate when (A) there are no shares of Series B Preferred Stock of the Corporation outstanding or (B) each of the following has occurred and continues to occur: (I) the Dividend Reduction Cure (as defined below), (II) the Dividend Payment Cure (as defined below), (III) the Financial Ratio Cure (as defined below) and (IV) Credit Default Cure (as defined below).

         (iii) "Income to Debt Ratio" as used herein, shall mean the ratio of the Corporation's consolidated earnings before interest, taxes, depreciation and amortization, net of reserves for capital improvements of $1.00 per square foot per annum, to the interest and principal payable (without giving effect to any waivers) in respect of the Corporation's consolidated indebtedness during the same period.

         (e)  Section  4(e)  Directors.  In  addition,  if at any time after the
              ------------------------
Minimum Threshold ceases to be satisfied a Dividend Payment Default occurs for three consecutive fiscal quarters, the number of directors constituting the Board shall be automatically increased by a maximum of two (2) members. The positions on the Board created pursuant to this Section 4(e) shall continue to be available until the earlier to occur of such time as (A) there are no shares of Series B Preferred Stock of the Corporation outstanding and (B) the Dividend Payment Cure (as defined herein). Any director elected pursuant to this section shall be deemed to have resigned upon the position created hereby not being available.

         (f)  Election  of  Preferred  Directors.  The  holders  of the Series B
              ----------------------------------
Preferred Stock shall have the special right, voting separately as a single class, to elect as soon as practical, a director to fill each vacancy created pursuant to Section 4(c), 4(d) or 4(e) and to elect their respective successors at each succeeding annual meeting of the Corporation thereafter at which such successor is to be elected. The director so elected from time to time in respect of clause (i) of Section 4(c) shall be referred to herein as the "Section 4(c) Director." The director so elected from time to time in respect of clause (i) of
Section 4(d) shall be referred to herein as the "Section 4(d) Director." The directors elected from time to time in respect of Section 4(e) shall be referred to herein as the "Section 4(e) Directors." As used herein, the term "Preferred Director" shall refer to each of the Section 4(c) Director, the Section 4(d) Director or a Section 4(e) Director, as appropriate, and the term "Preferred Directors" shall refer to all such directors. At no time shall there be more than two Preferred Directors on the Board.

         (g)  Classification  of Board. Each vacancy created upon the Board from
              ------------------------
time to time pursuant to Section 4(c), (d) or (e) as the case may be, shall be apportioned among the classes of directors, if any, so that the number of directors in each of the classes of directors is as nearly equal in number as possible. The Preferred Directors shall be classified accordingly.

         (h)  Cures.
              -----

         (i) Upon the occurrence of a Dividend Reduction Event, the same shall be deemed to continue to exist until such time as the earlier to occur of (x) none of the Series B Preferred Stock shall remain outstanding or (y) the regular quarterly dividends to be paid on the Common Stock for the four quarters in respect of which the Dividend Reduction Event was estimated to occur have been restored in the good faith estimate of the Corporation to at least $2.20 per share of Common Stock (adjusted to reverse the effect of any event set forth in


                                     - 5 -
                                                          Articles Supplementary

Section 7 that would require an adjustment to the Conversion Price) (a "Distribution Reduction Cure").

         (ii) Upon the occurrence of the Dividend Payment Event, the same shall be deemed to continue and exist until such time as the earlier to occur of (x) none of the Series B Preferred Stock shall remain outstanding or (y) all distributions, including accrued and unpaid distributions on the Series B Preferred Stock, whether or not declared, have been paid or made available for payment (a "Dividend Payment Cure").

         (iii) Upon the occurrence of a Financial Ratio Event, the same shall be deemed to continue and exist until such time as the earlier to occur of (x) none of the Series B Preferred Stock shall remain outstanding or (y) an Income to Debt Ratio of at least 1.50 to 1.0 has been maintained by the Corporation for three consecutive quarterly periods or the Financial Ratio Event has been waived at a meeting by a vote of the holders of a majority of the Series B Preferred Stock (a "Financial Ratio Cure").

         (iv) Upon the occurrence of a Credit Default Event, the same shall be deemed to continue and exist until such time as the earlier to occur of (x) none of the Series B Preferred Stock shall remain outstanding or (y) such credit default has been remedied or the Credit Default Event has been waived at a meeting by a vote of the holders of a majority of the Series B Preferred Stock (a "Credit Default Cure").

         (i) Board Committees. Such Preferred Director as is first elected shall
             ----------------
have the right to be designated as a member of every committee of the Board. Any Preferred Director elected under Section 4(d) shall be designated as a member of each committee of the Board on which the Section 4(c) Director is not a member or, if the other Preferred Director was appointed pursuant to Section 4(d) above, each committee of the Board on which the first Preferred Director is not a member.

         (j)  Voting  Procedures.  At each  meeting of the  stockholders  of the
              ------------------
Corporation at which the holders of the Series B Preferred Stock shall have the right to vote as a single class, as provided in this Section 4, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series B Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such stockholders as a class. At any such meeting or adjournment thereof the absence of a quorum of holders of Series B Preferred Stock shall not prevent the election of directors other than the Preferred Directors, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of any Preferred Directors by the holders of the Series B Preferred Stock.

         (k)  Vacancy.  In case any  vacancy  shall  occur  among the  directors
              -------
elected by the holders of the Series B Preferred Stock such vacancy shall be filled by the vote of holders of the Series B Preferred Stock, voting as a single class, at a special meeting of such stockholders called for that purpose.

         (l) Written Consent. Notwithstanding the foregoing, any action required
             ---------------
or permitted to be taken by holders of Series B Preferred Stock at any meeting of stockholders may be taken without a meeting, without prior notice and without


                                     - 6 -
                                                          Articles Supplementary
a vote, if a unanimous consent, in writing, setting forth the action so taken, shall be signed by each of the holders of Series B Preferred Stock and shall be executed and delivered to the Secretary of the Corporation for placement among the minutes of proceedings of the stockholders of the Corporation.

         (m)  Approval by the  Corporation.  The  Corporation  acting  through a
              ----------------------------
majority of its Directors  shall have the right to approve the nomination of any
Section 4(c) Director, Section 4(d) Director or Section 4(e) Director, such approval not to be unreasonably withheld; provided that such approval shall not be required for the following individuals: John McGurk, D. Pike Aloian, Matthew Kaplan and James E. Quigley III, or other senior officers of Rothschild Realty Inc. who are also appointed as managers of Five Arrows Realty Securities III L.L.C.

         (n)  Restrictions.   So  long  as  the  Series  B  Preferred  Stock  is
              ------------
outstanding, without the consent of the holders of at least the majority of the Series B Preferred Stock at the time outstanding, given in person or by proxy, at a meeting called for that purpose at which the holders of the Series B Preferred Stock shall vote separately as a class, or by the unanimous consent in writing of all of the holders of the Series B Preferred Stock (in addition to any other vote or consent of stockholders required by law or by the Charter), the Corporation may not (i) effect or validate the amendment, alteration or repeal of any provision of these Articles Supplementary, (ii) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation which would adversely effect the rights of the holders of the Series B Preferred Stock as such, (iii) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation which would increase in any respect the restrictions or limitations on ownership applicable to the Series B Preferred Stock pursuant thereto, (iv) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation or By-Laws of the Corporation so as to limit the right to indemnification provided to any present or future member or members of the Board elected by the holders of the Series B Preferred Stock, (v) other than the Series B Preferred Stock authorized herein, issue Series B Preferred Stock (or a series of preferred stock that would vote as a class with the Series B Preferred Stock with respect to the election of any Preferred Director) or shares of stock ranking senior or pari passu to the Series B Preferred Stock (as to dividends or upon liquidation, dissolution or winding up), provided that the Corporation may sell preferred stock ranking pari passu with the Series B Preferred Stock up to an aggregate liquidation preference of $35,000,000, or (vi) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation or By-Laws of the Corporation so as to increase the number of members of the Board beyond nine (9) members (not including any Preferred Directors).

         (o)  Reports.  The  Corporation  shall mail to each holder of record of
              -------
Series B Preferred Stock, at such holder's address in the records of the Corporation, within 45 days after the end of the first three fiscal quarters of each fiscal year and within 90 days after the end of each fiscal year, its financial reports for such fiscal period in such form and containing such independent accountants report as set forth under the rules of the Securities and Exchange Commission (together with the report of the Corporation's independent accountants with respect to such fiscal period) irrespective of whether the Corporation is then required to file reports under such rules.


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                                                          Articles Supplementary

         Section 5.     Series B Preferred Stock -- Redemption Rights.
                        ---------------------------------------------

         (a) General. The Corporation may, at its option, to the extent it shall
             -------
have legally available funds therefor, redeem all or, solely in the event of, and using the net proceeds from, the issuance of securities ranking junior to the Series B Preferred Stock in terms of dividends, distributions and liquidation preferences, any portion (on a pro rata basis) of the outstanding Series B Preferred Stock, at any time on or after the date which is the fifth anniversary of the original date of issuance of Series B Preferred Stock; provided, however, that the initial redemption of the Series B Preferred Stock
--------   -------
shall not be for less than 50% of the outstanding Series B Preferred Stock.

         (b)  Notice.  The  option of the  Corporation  to redeem  the  Series B
              ------
Preferred Stock pursuant to this Section 5 shall be exercised by mailing of a written notice of election (a "Redemption Notice") by the Corporation to the holders of the Series B Preferred Stock at such holder's address appearing on the records of the Corporation at least 60 days prior to the date specified therein for the redemption of the Series B Preferred Stock. Any such notice under this Section 5(b) shall state, at a minimum, the amount of Series B Preferred Stock to be redeemed, the date on which such redemption shall occur and the last date on which such holder can exercise the conversion rights provided for in Section 7 herein (the "Final Conversion Date").

         (c)  Conversion.  During the period  beginning on the date on which the
              ----------
Corporation mailed to each holder of the Series B Preferred Stock a written notice of election pursuant to subsection (b) above and ending on the sixtieth day following the date of such mailing, each holder of the Series B Preferred Stock may exercise its rights pursuant to Section 7 herein.

         (d)  Redemption  Price.  Upon the sixtieth day following the mailing to
              -----------------
the holder of the Series B Preferred Stock of a written notice of election pursuant to subsection (b) above, the Corporation shall be required, unless such holder of Series B Preferred Stock has exercised its rights pursuant to subsection (c) above, to purchase from such holder of Series B Preferred Stock (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share), such Series B Preferred Stock specified in the Redemption Notice, at a price equal to the product of (i) $35.00 per share plus accrued and unpaid dividends (whether or not declared and accrued through the date of payment for redemption or the date payment is made available for payment to the holder thereof) plus a premium equal to the following percentage of $35.00:







                                     - 8 -
                                                          Articles Supplementary

Redemption Occurs
On or After                    But Prior to                   % Premium
-----------                    ------------                   ---------
October 6, 2005                October 5, 2006                   5.0
October 6, 2006                October 5, 2007                   4.0
October 6, 2007                October 5, 2008                   3.0
October 6, 2008                October 5, 2009                   2.0
October 6, 2009                October 5, 2010                   1.0
October 6, 2010                                                  0.0

and (ii) the number of shares of Series B Preferred Stock to be redeemed as provided in the Redemption Notice (the "Redemption Price").

         (e) Dividends.  No share of Series B Preferred Stock as may be redeemed
             ---------
shall be entitled to any dividends accruing thereon after the date on which the payments provided by and in accordance with Section 5(d) are paid or made available for payment to the holder thereof. On such date all rights of the holder of such share of Series B Preferred Stock shall cease, and such share of Series B Preferred Stock shall not be deemed to be outstanding.

         Section 6.     Series B Preferred Stock -- Liquidation Rights.
                        ----------------------------------------------

         (a) Liquidation  Payment. In the event of any liquidation,  dissolution
             --------------------
or winding up of the Corporation, whether voluntary or involuntary, then out of the assets of the Corporation before any distribution or payment to the holders of shares of capital stock of the Corporation ranking junior to the Series B Preferred Stock (as to dividends or upon liquidation, dissolution or winding
up), the holders of the Series B Preferred Stock shall be entitled to be paid $35.00 per share (the "Liquidation Value") plus accrued and unpaid dividends whether or not declared, if any, (or a pro rata portion thereof with respect to fractional shares), to the date of final distribution or the distribution is made available; provided, however, that if such liquidation, dissolution or
                 --------   -------
winding up of the Corporation occurs in connection with or subsequent to a Change of Control (as defined in Section 8(e)), then the holders of the Series B Preferred Stock shall be entitled to be paid the Put Payment (as defined herein). Except as provided in this Section 6, the holders of the Series B Preferred Stock shall be entitled to no other or further distribution in connection with such liquidation, dissolution or winding up.

         (b) Pro Rata  Distribution.  If, upon any  liquidation,  dissolution or
             ----------------------
winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series B Preferred Stock and the Parity Stock shall be insufficient to permit payment in full to such holders the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series B Preferred Stock and the Parity Stock shall be distributed among and paid to the holders of the Series B Preferred Stock and the Parity Stock, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

         Section 7.     Series B Preferred Stock--Conversion.
                        ------------------------------------

         (a)  Conversion  Rights.  Subject  to  and  upon  compliance  with  the
              ------------------
provisions  of this  Section 7, a holder of Series B Preferred  Stock shall have


                                     - 9 -
                                                          Articles Supplementary
the right, at such holder's option at any time after December 31, 2002 or as otherwise provided in these Articles Supplementary, to convert all or a portion of such shares into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series B Preferred Stock being converted by the Conversion Ratio (as defined below and as in effect at the time and on the date provided for in this Section 7(a)) by surrendering such Series B Preferred Stock to be converted. Such surrender shall be made in the manner provided in Section 7, paragraph (b); provided, however, that the right
                                             --------   -------
to convert  any Series B  Preferred  Stock  called for  redemption  pursuant  to
Section 5 shall terminate at the close of business on the Final Conversion Date, unless the Corporation shall default in making payment of any cash payable upon such redemption under Section 5 hereof. The "Conversion Ratio" with respect to any Series B Preferred Stock will initially be equal to 1.0 shares of Common Stock to per share of Series B Preferred Stock, subject to adjustment as described below.

         (b) Manner of Conversion.
             --------------------

         (i) In order to exercise the conversion right, the holder of each share of Series B Preferred Stock to be converted shall surrender to the Corporation the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series B Preferred Stock. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Stock are registered, each share of Series B Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         (ii) As promptly as practicable after the surrender of certificates of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Series B Preferred Stock in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

         (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates for the Series B Preferred Stock have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Ratio in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such conversion shall have been deemed to have been effected and such person or persons shall be deemed to have become the holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.


                                     - 10 -
                                                          Articles Supplementary

         (c)  Fractional  Shares.  No  fractional  shares or scrip  representing
              ------------------
fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the share holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Stock so surrendered.

         (d)  Adjustment  of Conversion  Ratio.  The  Conversion  Ratio shall be
              --------------------------------
adjusted from time to time as follows:

         (i)    Payment    of     Dividends;     Subdivisions,     Combinations,
                ----------------------------------------------------------------

Reclassifications. If the Corporation shall, while any Series B  Preferred Stock
-----------------
are outstanding, (A) pay a dividend or make a distribution with respect to its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Ratio in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

         (ii)  Rights, Options and Warrants. If the Corporation shall, while any
               ----------------------------
shares of Series B Preferred Stock are outstanding, issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Ratio in effect at the opening of business on the day next following such record date shall be adjusted to equal the ratio determined by dividing (I) the Conversion Ratio in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination


                                     - 11 -
                                                          Articles Supplementary
and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of Shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (iii) Issuance of Securities.  If the Corporation  shall  distribute to
               ----------------------
all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding Regular Quarterly Dividends) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case each holder of Series B Preferred Stock shall receive concurrently with the receipt by holders of the Common Stock the kind and amount of such Securities that it would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such distribution or related record date, as the case may be.

         (iv) Distribution of Cash. In case the Corporation shall pay or make a
              --------------------
dividend or other distribution on its Common Stock exclusively in cash (excluding Regular Quarterly Dividends), each holder of Series B Preferred Stock shall receive concurrently with the receipt by holders of the Common Stock the kind and amount of any such distribution that it would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such distribution or related record date, as the case may be.

         (v)  Minimum Adjustment. No adjustment in the Conversion Ratio shall be
              ------------------
required unless such adjustment would require a cumulative increase or decrease of at least 1%; provided, however, that any adjustments that by reason of this
                --------   -------
subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Ratio for (x) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, (y) the issuance of contingent rights issued pursuant to a stockholders' rights plan adopted by the Corporation pursuant to which the acquisition by any third party of a specified percentage of Common Stock triggers the exercisability of such rights to purchase Common Stock, for so long as no event has occurred triggering such rights to exercise, and (z) the issuance of Common Stock or options to purchase Common Stock pursuant to an employee benefit plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.


                                     - 12 -
                                                          Articles Supplementary

Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Ratio, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

         (e) Adjustment of Conversion  Ratio Upon Certain  Transactions.  If the
             ----------------------------------------------------------
Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person or (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock that will contain provisions enabling the holders of the Series B Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Ratio in effect immediately prior to such Transaction. The provisions of this paragraph
(e) shall similarly apply to successive Transactions.

         (f) Notice of Certain Events. If:
             ------------------------

         (i)  the   Corporation   shall   declare  a  dividend   (or  any  other
distribution) on the Common Stock (other than the Regular  Quarterly  Dividend);
or


                                     - 13 -
                                                          Articles Supplementary

         (ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

         (iii) there shall be any reclassification of the Common Stock (other than any event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or self tender offer by the Corporation for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entity; or

         (iv) a Change of Control, as defined below, shall occur; or

         (v) there shall occur the involuntary or voluntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be mailed to the holders of Series B Preferred Stock, at the address as shown on the stock records of the Corporation, as promptly as possible, but at least 15 Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or Change of Control is expected to become effective, and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

         (g) Notice of Adjustment of Conversion  Ratio.  Whenever the Conversion
             -----------------------------------------
Ratio is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Ratio to the holders of the Series B Preferred Stock at such holders' last address as shown on the stock records of the Corporation.

         (h) Timing of  Adjustment.  In any case in which  paragraph (d) of this
             ---------------------
Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before (giving effect to such adjustment and (B) paying to Such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

         (i) No Duplication of Adjustments.  There shall be no adjustment of the
             -----------------------------
Conversion  Ratio in case of the issuance of any stock of the  Corporation  in a


                                     - 14 -
                                                          Articles Supplementary
reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Ratio pursuant to more than one paragraph of this
Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

         (j) Other  Adjustments to Conversion  Ratio. If the  Corporation  shall
             ---------------------------------------
take any action affecting the Common Stock,  other than action described in this
Section 7, that would materially adversely affect the conversion rights of the holders of the Series B Preferred Stock or the value of such conversion rights, the Conversion Ratio for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

         (k) Reservation,  Validity,  Listing and Securities Law Compliance With
             -------------------------------------------------------------------
Respect to Shares of Common Stock.
---------------------------------

         (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Stock not therefore converted.

         (ii) The Corporation covenants that any shares of Common Stock issued upon the conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable.

         (iii) The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         (iv) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

         (l) Transfer Taxes.  The  Corporation  will pay any and all documentary
             --------------
stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the
                                                   --------   -------
Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.


                                     - 15 -
                                                          Articles Supplementary

         (m) Certain  Defined Terms.  The following  definitions  shall apply to
             ----------------------
terms used in this Section 7:

                  (i) Current Market Price.  For the purpose of any  computation
                      --------------------
                  under this Section 7, the Current Market Price per share of Common Stock on any date in question shall be deemed to be the average of the daily closing prices for the five consecutive Trading Days preceding such date in question; provided,
                                                                       --------
                  however,  that if another  event occurs that would  require an
                  -------
                  adjustment pursuant to subsection (f) through (j), inclusive, the Board may make such adjustments to the closing prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7, in which case any such determination by the Board shall be set forth in a resolution of the Board and shall be conclusive.

                  (ii) "Trading Day" shall mean a day on which the Common Stock is traded on the New York Stock Exchange, or other national exchange or quotation system used to determine the Closing Price.

         Section  8.    Series B  Preferred  Stock  --  Change  of  Control  and
                        --------------------------------------------------------
Put Option.
----------

         (a) Subject to the last sentence of this Section 8(a), if a Change of Control or Put Event occurs, in either case as a result of the voluntary (and not legally compelled) act, omission or participation of the Corporation, which act, omission or participation the Corporation had the discretion under existing laws and regulations to refrain from, then each holder of Series B Preferred Stock will have the right to require that the Corporation, to the extent it shall have legally available funds therefor, redeem such holder's Series B Preferred Stock at a redemption price payable in cash in an amount equal to 102% of the Liquidation Value thereof, plus accrued and unpaid distributions whether or not declared, if any (the "Put Payment"), to the date of purchase or the date payment is made available (the "Put Date") pursuant to the offer described in paragraph (b) below (the "Put Offer"). If a Change of Control or Put Event occurs that is not the result of such voluntary act, omission or participation of the Corporation, the Corporation may elect to make the foregoing Put Payment but may, in its discretion, elect not to make the foregoing Put Payment by not commencing the Put Offer on the Put Date, in which event the Conversion Ratio shall be revised to the greater of (i) 125% of the then current Conversion Ratio so that each share of Series B Preferred Stock will be convertible into 125% of the number of Common Shares into which it would otherwise have been convertible and (ii) a fraction the denominator of which is 80.00% of the Current Market Price and the numerator of which is $35.00. Notwithstanding the foregoing, if the Securities and Exchange Commission or its staff, by written communication to the Corporation, indicates that the provisions of the first sentence of this
Section 8(a) would preclude the Corporation from treating the Series B Preferred Stock as equity on its financial statements, then the Corporation shall have the right, in lieu of application of the first sentence of this Section 8(a), to apply the Conversion Ratio revision alternative set forth in the second sentence of this Section 8(a).

         (b) Within 15 days following the Corporation becoming aware that an event has occurred that has resulted in any Change of Control or Put Event, the Corporation shall mail a notice to each holder of Series B Preferred Stock, at such holder's address appearing in the records of the Corporation, stating (i)


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


that a Change of Control or Put Event, as applicable, has occurred and that such holder has the right to require the Corporation to redeem such holder's Series B Preferred Stock in cash, (ii) the date of redemption (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of applicable law including the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in no event shall such date be earlier than 20 business days after the notice was mailed pursuant to the second sentence of
Section 5(b) herein), (iii) the redemption price for the redemption, and (iv) the instructions determined by the Corporation, consistent with this subsection, that a holder must follow in order to have its Series B Preferred Stock redeemed.

         (c) On the Put Date, the Corporation will, to the extent lawful, accept for payment the Series B Preferred Stock or portions thereof tendered pursuant to the Put Offer and pay an amount equal to the Put Payment in respect of all Series B Preferred Stock or portions thereof so tendered. The Corporation shall promptly mail to each holder of shares of Series B Preferred Stock to be redeemed the Put Payment for such Series B Preferred Stock.

         (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control, the Corporation will comply with Section 14 of the Exchange Act and the provisions of Regulation 14D and 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

         (e) "Change of Control" means each  occurrence of any of the following:
(i) a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; (ii) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) and
Section 14(d) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of 30% or more of the aggregate outstanding voting capital stock of the Corporation; (iii) other than with respect to the election, resignation or replacement of the Preferred Directors, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation (excluding Preferred Directors) then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; (iv) the holders of capital stock of the Corporation vote to approve (A) the consolidation or merger of the Corporation into another entity (the "Merger Entity) or the conveyance, disposition, transfer or lease of all or substantially all of its respective assets (including, but not limited to, real property investments) to any individual or entity (the "Acquiring Entity", and, together with the Merger Entity, the "Successor Entity"), or (B) any consolidation or merger of another entity into the Corporation, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting capital stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property (unless the holders of the voting capital


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


stock of the Corporation immediately prior to such transaction hold immediately after such transaction more than a majority of the outstanding voting capital stock of the Successor Entity), or (v) the holders of capital stock of the Corporation vote to approve a plan of complete liquidation of the Corporation.

         (f) "Put Event" means each occurrence of any of (i) the Corporation fails to qualify as a real estate investment trust as described in Section 856 of the Internal Revenue Code of 1986, as amended, other than as a result of any action, or unreasonable failure to act, by any holder of Series B Preferred Stock; (ii) the Corporation becomes a "Pension-held REIT" as defined in Section 856(h)(3)(D) of the Internal Revenue Code of 1986, as amended, other than as a result of any action, or unreasonable failure to act, by the holders of Series B Preferred Stock; or (iii) the Corporation ceases to be engaged primarily in the business of owning and managing office properties directly or through subsidiaries, as carried on as of the date hereof and described in the Corporation's Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission for the year ended December 31, 1999.

         Section  9.    Series B  Preferred  Stock -- Restrictions on  Ownership
                        --------------------------------------------------------
                        Transfer to Preserve Tax Benefit.
                        --------------------------------

         (a) The Series B Preferred Stock shall be governed by the restrictions on ownership and transfer set forth in Section 2(b) of Article V of the Charter.

         (b) So long as shares of Series B Preferred Stock are outstanding, without the consent of the holders of at least a majority of the Series B Preferred Stock at the time outstanding, given in person or by proxy, at a meeting called for that purpose at which the holders of the Series B Preferred Stock shall vote separately as a class, or by unanimous written consent in writing of all holders of the Series B Preferred Stock, the Corporation will not effect or validate any amendment, alteration or repeal of any Section of the Charter, so as to increase in any respect the restrictions or limitations on ownership applicable to the Series B Preferred Stock pursuant thereto.

         Section  10.   Series  B  Preferred  Stock -- Conversion  and  Exchange
                        --------------------------------------------------------
for Excess Stock.  The  Series  B  Preferred  Stock  exchanged  for Excess Stock
----------------
pursuant to Section 2(c) of the Charter shall be governed by Article V of the Charter.

         Section 11.    Miscellaneous.
                        -------------

         (a) Exchange or Market  Transactions.  Nothing in Section 9, Section 10
             --------------------------------
or this Section 11 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. However, as set forth in Section 9, Section 10 or this Section 11, certain transactions may be settled by providing shares of Excess Stock.

         (b)  Severability.  If any  provision  of Section 9, Section 10 or this
              ------------
Section 11 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity


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of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

         (c) Mailings.  So long as Series B Preferred Stock is held by less than
             --------
ten record holders, all mailings shall be made by overnight United States mail or by another overnight courier service; provided, that for so long as Five
                                             --------
Arrows Realty Securities III L.L.C. is a record holder of Preferred Stock, it shall receive all mailings by overnight United States mail or by overnight courier service regardless of the total number of record holders.

         (d) Reacquired Shares. All shares of Series B Preferred Stock that have
             -----------------
been issued and reacquired in any manner by the Corporation (including, without limitation, shares of Series B Preferred Stock which have been surrendered for conversion) shall be returned to the status of authorized but unissued shares of Series B Preferred Stock and shall not be re-issued as Series B Preferred Stock or transferred by the Corporation without the written consent of Five Arrows Realty Securities III L.L.C. (regardless of whether Five Arrows Realty Securities III L.L.C. owns any shares of Series B Preferred Stock); provided, however, that the Corporation may, at any time, reclassify such shares of Series B Preferred Stock as Common Stock without the consent of Five Arrows Realty Securities III L.L.C.

























                                     - 19 -
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


         IN WITNESS WHEREOF, PARKWAY PROPERTIES, INC. has caused these Articles Supplementary to be signed by its President, Steven G. Rogers, and witnessed by its Chief Financial Officer and Secretary, Sarah P. Clark, this 10th day of October, 2000.


                                          PARKWAY PROPERTIES, INC.



                                          By: __________________________________
                                              Name:    Steven G. Rogers
                                              Title:   President and
                                                       Chief Executive Officer



                                          WITNESS:



                                          By: __________________________________
                                              Name:    Sarah P. Clark
                                              Title:   Chief Financial Officer
                                                       and Secretary



         THE UNDERSIGNED, President and Chief Executive Officer of Parkway Properties, Inc. who executed on behalf of said corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certify that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof or otherwise required to be verified under oath are true in all material respects, under the penalties of perjury.

By: ______________________
    Name: Steven G. Rogers
    Title:   President and Chief Executive Officer










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